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                                                                    EXHIBIT 11
                      COMPUTATION OF EARNINGS PER SHARE


                                                                    Net            Weighted Average        Per-Share
                                                                  Earnings              Shares               Amount
                                                                -----------          -----------          -----------
Fiscal year ended February 1, 1998:
     Basic                                                      $41,347,000           25,648,000          $      1.61
                                                                                                          ===========
     Effect of assumed conversion of Convertible Notes            1,239,000            1,533,000
     Effect of dilutive stock options                                    --            1,152,000
                                                                -----------          -----------
   Diluted                                                      $42,586,000           28,333,000          $      1.50
                                                                ===========          ===========          ===========

Fiscal year ended February 2, 1997:
   Basic                                                        $22,742,000           25,463,000          $      0.89
                                                                                                          ===========
     Effect of assumed conversion of Convertible Notes              981,000            1,215,000
     Effect of dilutive stock options                                    --              823,000
                                                                -----------          -----------
   Diluted                                                      $23,723,000           27,501,000          $      0.86
                                                                ===========          ===========          ===========

Fiscal year ended January 28, 1996:
   Basic                                                        $ 2,536,000           25,362,000          $      0.10
     Effect of dilutive stock options                                    --              776,000
                                                                -----------          -----------
   Diluted                                                      $ 2,536,000           26,138,000          $      0.10
                                                                ===========          ===========          ===========